Exhibit 99.1

Vishay Precision Group Files Form 10 Registration Statement

MALVERN, PA – March 26, 2010 – Vishay Intertechnology, Inc. (“Vishay”) (NYSE: VSH) announced today that its wholly-owned subsidiary Vishay Precision Group, Inc. (“VPG”) has filed a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) in connection with the previously announced intended spinoff of VPG into an independent, publicly-traded company. The spin-off is expected to take the form of a tax-free stock dividend to Vishay’s stockholders, in which holders of Vishay common stock will receive common stock of VPG and holders of Vishay Class B common stock will receive Class B common stock of VPG.

The Form 10 contains a preliminary information statement that includes detailed information about VPG as a standalone company, including, among other things, historical financial information for VPG and management’s discussion and analysis of financial condition and results of operations. The preliminary information statement also includes a description of VPG’s business and strategy, its management and their compensation, as well as other legal and financial disclosures, including risk factors. In addition, the preliminary information statement contains certain information relating to certain arrangements between Vishay and VPG following the spin-off and the mechanics of, and conditions to, a proposed spin-off of VPG. The preliminary information statement is incomplete and subject to change. The registration statement is available at the SEC website at www.sec.gov and can also be viewed on the Vishay website at http://ir.vishay.com.

“The filing of our registration statement on Form 10 marks a major milestone on the road to launch Vishay Precision Group as an independent, publicly-traded company,” said Ziv Shoshani, the President and Chief Executive Officer designate of VPG.

Dr. Gerald Paul, President and Chief Executive Officer of Vishay, remarked: “The separation will allow Vishay to focus on growing its core businesses and strengthening its position as a global technology leader in discrete semiconductors and passive components, while Vishay Precision Group will have more autonomy and flexibility to allocate resources for its future growth. We look forward to completing the separation and realizing the significant benefits for each of the two companies.”

Dr. Felix Zandman will continue to be the Executive Chairman of the Board of Directors and Chief Technical and Business Development Officer of Vishay Intertechnology and will provide R&D consulting services to VPG. Marc Zandman, currently Vice Chairman of the Board and Chief Administration Officer of Vishay, is expected to also serve as non-executive Chairman of the Board of Vishay Precision Group.

Vishay’s Board of Directors and management team, in consultation with independent financial and legal advisors, are working on the requirements to finalize and execute the spin-off and expect the spin-off to occur in mid-2010. The spin-off will be subject to a number of conditions, including, among other things: final approval of Vishay’s Board of Directors, favorable market conditions, receipt of U.S. and Israeli tax rulings and/or opinions, compliance with applicable rules and regulations of the U.S. Securities and Exchange Commission and other customary conditions.

J.P. Morgan is acting as financial adviser to Vishay Intertechnology. Kramer Levin Naftalis & Frankel LLP is acting as legal counsel to Vishay. Pepper Hamilton LLP is also acting as legal counsel to Vishay on various tax matters.

About Vishay Precision Group

Vishay Precision Group is a leading designer, manufacturer and marketer of Foil Technology Products (strain gages, ultra-precision foil resistors, and current sensors) and Weighing Modules and Control Systems (transducers/load cells, instruments, weigh modules, and control systems) for a wide variety of applications.

About Vishay Intertechnology

Following completion of the spin-off, Vishay Intertechnology will be a pure-play discrete electronic components business and one of the world’s largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, and inductors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide “one-stop shop” service have made Vishay a global industry leader.

FORWARD LOOKING STATEMENTS

Certain statements contained in this release are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They include statements regarding the anticipated timing of the spin-off transaction and the anticipated benefits and effects of the transaction for both Vishay Intertechnology and Vishay Precision Group. These statements are based on current expectations only and are subject to uncertainties and assumptions. In particular, Vishay Intertechnology could determine not to proceed with the spin-off, to change the timing of the spin-off or to alter the terms and conditions of the spin-off. Factors that could influence decisions regarding the spin-off and the anticipated benefits and effects of the spin-off include general business, economic and market conditions, circumstances affecting the businesses of Vishay Intertechnology or Vishay Precision Group discussed in the Annual Form 10-K Report of Vishay Intertechnology and in the Form 10 of Vishay Precision Group or changes in Vishay’s strategic plans and programs. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President Corporate Communications
(610) 644-1300

Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Andrea Priest
(212) 355-4449